Exhibit 10.5

Waiver and Release

This Waiver and Release (this "Release") is effective as of the Effective Date (as defined below) by David Dunlap ("Executive") in favor of Superior Energy Services, Inc. (the "Company"). Capitalized terms not defined in this Release are as defined in the Employment Agreement between Executive and the Company (the "Agreement").   Executive gives this Release in consideration of the Company's promises and covenants as recited in this Release. Executive agrees as follows:

1.    Termination Date.  The parties acknowledge and agree that the Executive is voluntarily resigning his employment with the Company and that this termination is being treated as the Company terminating Executive's employment without Cause under the Agreement, and that Executive will receive all amounts set forth under Sections 6(a) and 6(c) in the Agreement,  as and when due. Executive' s last day of employment with the Company is March 16, 2021 (the "Termination Date"). The Company will pay  Executive's accrued but unpaid salary, vacation days and business expenses through the Termination Date.  Executive will also be eligible to receive the value, if any, of the performance share unit awards granted to Executive as of January 15,  2018 (the "2018 PSUs") and February 5, 2019 (the "2019 PSUs"),  in each case, subject to the terms and conditions of the applicable award agreement. The value, if any, of the 2018 PSUs and the 2019 PSUs shall be determined in accordance with the applicable award agreement, and the 2019 PSU shall be subject to pro-ration as set forth in Section 3(a) of the 2019 PSU award agreement. Subject to Executive's execution and non-revocation of this  Release: (a) Executive's total severance payment under Sections 6(c)(i) and 6(c)(iii) shall be $3,655,010, minus withholdings and deductions, payable within 60 days  of the Termination Date in one lump sum; and (b) the Company will provide Executive with the two-year Welfare Continuation Benefit as defined in the Agreement in accordance with regular practice. In addition, the Company will pay out (i) Executive's account balance under the Company's Supplemental Executive Retirement Plan based on its then current account balance (which account balance was $1,479,529 as of December 31, 2020),  subject to the terms and conditions of that plan and (ii) Executive's account balance under the Company's Amended and Restated Nonqualified Deferred Compensation Plan based on its  then current account balance (which account balance was $459,682 as  of December 31, 2020), subject to the terms and conditions of that plan. The parties acknowledge and agree that Executive does not hold, and is not a  party to, any other incentive awards (whether or not vested), including any equity-based awards. Effective as of the Termination Date, Executive shall be deemed to have resigned and not hold himself or herself out as, an employee, executive, director,  officer, agent, member,  or representative of the Company or any of its Affiliate s  and shall effectuate any documentation the Company requests to effectuate the foregoing. "Affiliate" means a  person  that directly,  or indirectly through one or more intermediaries, controls or is  controlled by, or is under  common control with, the Company.

2.    Release of the Company.  In exchange for the consideration provided to Executive pursuant to this Release,  which Executive acknowledges is fair and sufficient consideration, Executive, individually and on behalf of Executive's successors, assigns, attorneys, and all those entitled to assert Executive's rights, now and forever hereby releases and discharges the Company and its respective officers, directors,  stockholders, trustees,  employees, agents, fiduciaries, parent corporations, subsidiaries, Affiliates, estates, successors, assigns and attorneys (the  "Released Parties"), from any and all claims, actions, causes of action, sums of money due, suits, debts, liens,covenants, contracts,  obligations, costs, expenses, damages,  judgments ,  agreements,  promises, demands, claims for attorney's fees and costs,  or liabilities whatsoever (collectively, "Claims"), in law or in equity, which Executive ever had or now has against the Released Parties, including, without limitation, any Claims arising by reason of or in any way connected with any employment relationship which existed between the Company or any of its  Affiliates and Executive. It is understood and agreed that this Release is intended to cover all Claims, whether known or unknown, of any nature whatsoever, including those which may be traced either directly or indirectly to the aforesaid employment relationship, or the termination of that relationship, that Executive has,  had or purports to have, from the beginning of time to the date of this Release,  and including but not limited to Claims for employment discrimination under federal or state law; Claims arising under the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq.,  Title VII of the Civil Rights Act, 42 U.S.C. §

2000(e), et seq., the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq.; or the Family and Medical Leave Act, 29 U.S.C. §  2601 et seq.; Claims for statutory or common law wrongful discharge; Claims arising under the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.; Claims under any contracts,  agreements, or understandings Executive may have with any of the Released Parties, written or oral (including under the Agreement and under the Change in Control Severance Plan); Claims for attorney's fees, expenses and costs; Claims for defamation; Claims for emotional distress;  Claims for wages or vacation pay; Claims for benefits or that in any way relate to the design or administration of any employee benefit program, including any claims arising under the Employee Retirement Income Security Act,  29 U.S.C. § 1001,  et seq.; or Claims under any other applicable federal, state or local laws or legal concepts.

3.    Release of Claims Under the Age Discrimination in Employment Act.  Without limiting the generality of the foregoing, Executive agrees that by executing this Release,  he or she has released and waived any and all Claims he or she has  or may have as of the date of this Release under the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., and all other federal, state, and local laws regarding age discrimination and other forms of discrimination or harassment. Executive acknowledges and agrees that he or she has been,  and hereby is, advised by the Company to consult with an attorney prior to executing this Release; that Executive has carefully read this Release; that Executive fully understands the terms,  conditions, and significance of this Release and its  final and binding effect; that no other promises or representations were made to Executive other than those set forth in this Release; that Executive is fully competent to manage Executive's business affairs and understands that Executive may be waiving legal rights by signing this  Release ;  that Executive has executed this Release voluntarily, knowingly, and with an intent to be bound by this Release; and that Executive has full power and authority to release Executive's Claims as set forth herein and has not assigned any such Claims to any other individual or entity. Executive further acknowledges and agrees that the Company has offered Executive the opportunity, before executing this Release,  to consider this  Release for a period of twenty-one (21) calendar days; and that the consideration Executive receives for this Release is in addition to amounts to which Executive was already entitled. It is  further understood  that this  Release is not effective until seven (7) calendar days after the execution of this Release and that Executive may revoke this Release within seven (7) calendar days from the date of execution hereof.

4.    Release of Unknown Claims.  Executive understands and agrees that this Release is  a  full and final release covering all known and unknown, suspected or unsuspected injuries, debts, Claims or damages which have arisen or may  have arisen from any matters, acts, omissions or dealings released  in this Release. Executive fully understand that if any fact with respect to any  matter covered in this  Release is  found hereinafter to be other than  or different from the facts believed by Executive to be true at the  time of the execution of this  Re lease, Executive expressly accepts and assumes that this  Release shall be and remain effective, notwithstanding such difference in facts.

5.    Limited Exceptions to Release.  The only exceptions to this  Release of Claims  are with respect to (1) severance payments and benefits under the Agreement as set forth  in Section 1 hereof; (2) such Claims as may  arise after the date this  Release is executed;  (3) any indemnification obligations  to Executive under the  Company's bylaws, certificate of incorporation,  Texas law or otherwise; (4) Executive's vested rights  under the terms of  employee benefit plans sponsored by  the Company or its Affiliates; (5) an action to challenge the  Release of  Claims under  the Age Discrimination   in   Employment   Act;   (6)   applicable   Workers'   Compensation benefits for occupational injuries or illnesses; and (7) any  Claims which the controlling law  clearly states may not be released by  private agreement.

6.    Covenant Not to Sue.  Except  as otherwise provided in Section 5  of this  Release, Executive agrees and covenants  not to file any lawsuit,  arbitration,  or  grievance in any local, state or federal court  or  any other court  or tribunal for any Claims released by  this Release. For the avoidance of doubt, nothing in this Release, any other  agreement  between Executive and the Company,  or  any Company policy shall prevent Executive from filing a charge, repo1ting possible  violations or participating in any investigation with the Equal  Employment  Opportunity Commission ("EEOC") or  other  government al  agency or  self-regulatory organization,  including making any other disclosures that are protected under whistleblower or  other  provisions of any  applicable federal or state law or regulations.  Executive  is, however, waiving Executive' s right to file a court action  or to seek or accept individual remedies or damages (including, but not limited to, reinstatement, back pay, front pay,  damages, attorneys'  or experts' fees, costs,  and/or disbursements) from any  of  the  Released  Parties in connection  with any  action filed by Executive or on Executive's behalf by any such federal,  state, or local administrative agency or  any other  person or entity.

7.    Release of Executive. Executive hereby represents, warrants, and covenants that Executive has complied with all  duties and  obligations  that he may  have  had to the  Company  or  its  Affiliates and is  not aware of any facts, circumstances,  or  any  other  basis for a colorable claim to be brought against Executive by the Company or its  Affiliates  or any  other persons or  entities relating to Executive's employment or  relationship with the Company  or  any of its Affiliates.   In light of and  in  reliance upon the foregoing, the Company  hereby  releases Executive from any and all Claims  in law or in  equity,  which  the  Company ever  had  or  now  has  against  Executive, including, without limitation,  any Claims arising by reason of or in any way connected with Executive' s employment or relationship with  the Company or any of its  Affiliates; provided, however, that the  Company shall not release Executive from any Claims  relating  to any act or  omission of Executive outs ide the scope of his employment or relationship with the  Company or  any of its Affiliates. For the avoidance of doubt,  this is  no way impacts any  release that Executive received in connection with the bankruptcy proceeding from which Superior  Energy Services emerged in February 2021.

8.    Non-Admission.  The benefits  provided under this Release are not to be construed as an admission of any liability whatsoever on the part of the Company or any of the other Released Parties, by whom liability is expressly denied.

9.    Surviving Provisions.  Executive acknowledges and agrees that the following sections of the Agreement shall remain in full force and effect following the Termination Date in accordance with their terms: Sections 7, 8, 9, 11,  12,  13, 14, 15,  16,  and 17 (collectively,  all of the foregoing, the  "Surviving Provisions").  Any disputes arising under this Release, under the Surviving Provisions,  or otherwise arising between Executive, on the one hand,  and any of the Released Parties,  on the other hand,  shall be resolved in accordance with the dispute resolution terms provided in Sections 7(f) and 9  of the Agreement. Notwithstanding the foregoing,  in accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law,  nothing in this Release,  the Surviving Provisions, or any other agreement between Executive and the Company, or any Company policy shall be read to prevent Executive from, or expose Executive to criminal or civil liability under federal or state trade secret law for, (a) discussing or disclosing information regarding employee compensation or Executive' s  general  job  duties  with  the Company, (b) sharing information about this Release with Executive's spouse, attorney, accountant ,  or financial or other advisor, so  long  as Executive  ensures that such  parties  maintain the strict confidentiality of this Release, (c) apprising any future employer or other person or entity to which Executive provides services of Executive' s continuing obligations to the Company under this Release,  (d) revealing any information (except information protected by any of the Released Parties' attorney-client privilege or the work product doctrine) with an attorney or to appropriate governmental agencies or regulators, for the purpose of reporting or investigating a suspected violation of law, whether in response to a subpoena or otherwise, without notice to the Company, (e) providing non-privileged information in response to any other lawful subpoena or legal process,  or (f) disclosing trade secrets in a complaint or other document filed in a lawsuit or other proceeding, provided the filing is made under seal and otherwise protected from disclosure except pursuant to court order.

10.    Acknowledgement and Revocation Period. Executive has carefully read this  Release and is signing it voluntarily. In order to be eligible for benefits under this Release, Executive must sign this  Release and return it to the Company's General Counsel no earlier than Executive's Termination Date,  and no later than 5:30 p.m. Central Standard Time on the 46th day following the later of (i) the date that Executive received this Release or (ii) Executive's Termination Date. Executive  acknowledges that Executive has  had at least twenty-one (21) days from receipt of this Release to review it prior to signing or that,  if Executive is  signing this Release prior to the expiration of such 21-day period,  Executive is waiving his or her right to review the Release for such full 21-day period prior to signing it. Executive has  the right to revoke this Release within seven (7) days following the date Executive executes it. In order to revoke this Release,  Executive must deliver notice of the revocation in writing to the Company's General Counsel before the expiration of the seven (7) day period. However, if Executive revokes this Release within such seven (7) day period,  no separation  benefits pursuant to this Release will be payable to Executive. If Executive does not revoke this Release within seven (7) days of signing it, this Release shall become fully binding, effective, and enforceable on the eighth (8th) calendar day after the day Executive executes it. The date upon which this  Release becomes  binding and enforceable is the "Effective Date."

11.    No Revocation After Seven Days.  Executive acknowledges and agrees that this Release may not be revoked at any time after the expiration of the seven (7) day revocation period. Executive further acknowledges and agrees that, with the exception of an action to challenge the waiver of Claims under the Age Discrimination in Employment Act, Executive shall not ever attempt to challenge the te1ms of this Release, attempt  to obtain an  order declaring this Release  to be null and void, or institute litigation against the Company or any other Released Party based upon a  claim that is covered by the terms of the Release contained herein, without first repaying all monies paid to him or her under this Release. Furthermore,  with the exception of an action to challenge Executive's waiver of Claims under the Age Discrimination in Employment Act,  if Executive does not prevail in an action to challenge this Release, to obtain an order declaring this Release to be null and void, or in any action against the Company or any other Released Party based upon a Claim that is covered by the Release set forth herein,  Executive shall pay to the Company and/or the appropriate Released Party all of their costs and attorneys' fees incurred in their defense of Executive's action.

12.    Governing Law and Severability.  This Release and the rights and obligations of the parties hereto shall be governed and construed in accordance with the laws of the State of Texas. If any provision hereof is unenforceable or is held to be unenforceable, such provision shall be fully severable, and this document and its terms shall be construed and enforced as if such unenforceable provision had never comprised a  part hereof, the remaining provisions hereof shall remain in full force and effect, and the court or tribunal construing the provisions shall add as a pa1t hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

13.    Complete Agreement. This Release,  along with the Surviving Provisions, set forth the entire understanding and agreement between Executive and the Company concerning the subject matter of this Release and supersede and invalidate any previous agreements or contracts. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

14.    Cooperation. Following the Termination Date and for a period of six (6) months thereafter, Executive agrees to cooperate with the Company, without any compensation  other than that set fo1th in this Release, in connection with (a) transition of Executive's job duties,  and /or (b) information Executive may have relating to events, occurrences,  or omissions that may have occurred (or failed to have occurred) while Executive was employed by the Company. The Company shall try to schedule Executive's cooperation pursuant to this Section 14 so as not to unduly interfere with Executive's other personal or professional pursuits.

[Signature Page Follows]

Execution Version

I have read and understood this Release (including the Surviving Provisions), and I hereby AGREE TO and ACCEPT its terms and conditions.

David D. Dunlap
Executive’s Printed Name

David D. Dunlap
Executive’s Signature

March 22, 2021
Executive’s Signature Date

AGREED TO:

SUPERIOR ENERGY SERVICES, INC.

By: /s/ Michael McGovern
Name: Michael McGovern	Date: March 22, 2021

Title: Executive Chairman and Principal Executive Officer